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                   LIST OF SUBSIDIARIES OF
                     IMCO RECYCLING INC.


1.  IMCO Investment Company, a Delaware Corporation

2.  Interamerican Zinc, Inc., a Delaware Corporation

3.  IMCO Recycling of Ohio Inc., a Delaware Corporation

4.  IMCO Management Partnership L.P., a Texas limited partnership

5.  IMCO Recycling of California, Inc., a Delaware Corporation

6.  IMCO Energy Corp., a Delaware Corporation

7.  Phoenix Smelting Corporation, a Georgia Corporation

8.  IMCO Recycling of Loudon Inc., a Tennessee Corporation

9.  IMCO International, Inc., a Delaware Corporation

10. IMCO Recycling of Indiana Inc., a Delaware Corporation

11. IMCO Recycling of Illinois Inc., a Delaware Corporation

12. Metal Mark, Inc., an Illinois Corporation

13. Columbia Aluminum Processing, Ltd. an Illinois Corporation

14. Marnor Aluminum Processing, Inc.,  a Missouri Corporation

15. Tropram, Inc., an Indiana Corporation

16. Pittsburg Aluminum, Inc.,  a Kansas Corporation

17. IMCO Recycling of Michigan L.L.C.  a Delaware Limited Liability Company